UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 16, 2017

(Date of earliest event reported)

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

FY 2018 Cash Bonus Program

On November 16, 2017 the Board of Directors of Clearfield, Inc. (the “Company”) adopted the fiscal year 2018 cash bonus program (the “Program”) for company employees, including Cheryl Beranek, the Company’s Chief Executive Officer, John Hill, the Company’s Chief Operating Officer and Daniel Herzog, the Company’s Chief Financial Officer (each, an “Executive” and collectively, the “Executives”). The Program and the Executives’ participation in the Program was recommended by the Company’s Compensation Committee. The Compensation Committee retains the discretion to modify the terms of the Program and to grant cash bonuses or other compensation to the Executives and other employees outside the Program.

Under the Program, the Compensation Committee determined minimum, target and maximum performance goals relating to the Company’s revenue for fiscal year 2018, as well as the cash bonus that each Executive could earn as a percentage of her or his base salary at the minimum, target and maximum level. The following table shows the cash bonus as a percentage of salary that will be earned by each of the Executives under the Program upon the Company’s achievement of the minimum, target and maximum fiscal year 2018 revenue performance goal.

Executive Officer and Title	Bonus Opportunity As a Percentage of Base Salary
	Minimum Goal Achieved	Target Goal Achieved	Maximum Goal Achieved
Cheryl Beranek Chief Executive Officer	30%	100%	150%
John Hill Chief Operating Officer	30%	100%	150%
Daniel Herzog Chief Financial Officer	10%	35%	50%

Under the Program, achievement of the revenue performance goal at less than target level will result in proportionately decreasing cash bonus until the achievement fails to meet the minimum, at which point the Executives are entitled to no cash bonus under the Program. The maximum cash bonus that may be earned by an Executive under the Program will not exceed the maximum percentage of base salary stated above, even if the Company’s actual performance exceeds the maximum performance goal.

The Compensation Committee will determine fiscal year 2018 revenue achievement following the end of fiscal year 2018 and will then calculate the cash bonus amount earned under the Program by those Executives who continue to be employed as of the end of the fiscal year.

Employment Agreement

Effective on November 16, 2017, the Company entered into an employment agreement (the “Agreement”) with Daniel R. Herzog, the Company’s Chief Financial Officer. The Agreement and the compensation to be paid to Mr. Herzog on the terms and conditions provided therein was approved by the Company’s Compensation Committee and the Board of Directors.

Under the Agreement, Mr. Herzog will continue to serve as our Chief Financial Officer for a three year term, with the term automatically renewing for successive one year periods, subject to earlier termination and non-renewal upon 60 days’ notice. In addition, Mr. Herzog’s employment will terminate automatically upon death or “disability” as defined in the Agreement.

Under the Agreement, Mr. Herzog’s base salary will continue at $200,193, subject to increase (or decrease, but not below the initial base salary of $200,193) pursuant to our normal practices for the Company’s executives. In addition to the base salary, Mr. Herzog is eligible to earn an annual cash performance bonus with the target annual bonus set at 20% of his base salary each year and the maximum annual bonus set at 50% of base salary each year. Mr. Herzog is also entitled to participate in the Company’s welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to the Company’s senior executives.

The Company may terminate Mr. Herzog’s employment for “cause” (as defined in the Agreement) or without cause. Mr. Herzog may terminate his employment for “good reason” (as defined in the Agreement) or without good reason. In the case of termination by the Company for cause or by Mr. Herzog for good reason, the Agreement provides for notice obligations and opportunities to cure.

If Mr. Herzog’s employment is terminated by the Company for cause or by Mr. Herzog without good reason, the Company will have no further obligations to Mr. Herzog under the Agreement other than the obligation to pay to Mr. Herzog the earned but unpaid base salary, any unpaid annual bonus required to be paid to Mr. Herzog for any completed fiscal year, and to provide the other welfare plan or fringe benefits in accordance with the provisions of the applicable plan.

In the event of death or disability, the Company will be obligated to pay Mr. Herzog’s earned but unpaid base salary and any other accrued but unpaid obligations in a lump sum, a pro-rated annual bonus at the time when annual bonuses are paid to the Company’s other senior executives, and the employer portion of premiums for COBRA coverage for the earlier of one year from the date of termination or the date on which a qualified beneficiary is no longer eligible for such coverage.

If Mr. Herzog’s employment is terminated by the Company without cause or by Mr. Herzog for good reason, or if the Company elects not to renew the term of the Agreement, Mr. Herzog will be entitled to earned but unpaid base salary, vacation and annual bonus, a severance amount equal to Mr. Herzog’s annual base salary, and a prorated annual bonus for the year in which the termination occurs. The Company also will pay the employer portion of premiums for COBRA coverage until the earlier of one year from the date of termination or the date on which Mr. Herzog is no longer eligible for such coverage. Further, any unvested stock options or other unvested grants will become vested in full.

If a change in control occurs during the employment period, the Company will pay Mr. Herzog a lump sum amount equal to Mr. Herzog’s base salary in effect on the date of the change in control. If Mr. Herzog’s employment is terminated by the Company without cause or by Mr. Herzog for good reason or without good reason within one year after the effective date of the change in control, then Mr. Herzog will also be entitled to receive the payments and benefits described above as applicable to terminations under those circumstances.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated November 16, 2017 by and between Clearfield, Inc. and Daniel R. Herzog.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By	/s/ Cheryl Beranek
Dated: November 22, 2017		Cheryl Beranek, Chief Executive Officer